UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2020

UNITED CANNABIS CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-54582	46-5221947
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

301 Commercial Road, Unit D

Golden, CO 80401

(Address of Principal Executive Offices and Zip Code)

(303) 386-7321

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03    Bankruptcy or Receivership

On April 20, 2020 United Cannabis Corporation and its wholly-owned subsidiary, UC Colorado Corporation (together as “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Colorado (Case Nos. 20-12692-JGR and 20-12689-JGR, respectively).

The Debtors are operating their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. The Debtors expect to continue their existing operations without interruption during the pendency of the Chapter 11 cases.

Court filings and other information relating to the Debtors’ bankruptcy are available free of charge at https://www.pacer.gov/.

Item 2.04    Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligations under an Off-Balance Sheet Arrangement

The commencement of the Chapter 11 cases described in Item 1.03 of this report constitute an event of default under certain of the Company’s debt instruments, which results in automatic acceleration of the Company’s obligations under such debt instruments.

Any efforts to enforce payment obligations under these debt instruments are automatically stayed as a result of the filing of the Chapter 11 cases and the creditors’ rights of enforcement in respect of the debt instruments are subject to the applicable provisions of the Bankruptcy Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CANNABIS CORPORATION

Dated: April 23, 2020	By:	/s/ John Walsh
John Walsh, Principal Financial Officer